EXHIBIT 23.2
Consent of Independent Accountants
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2010, except for the matters indicated in Note 22 whose date is February 26, 2010, relating to the financial statements of Petrodelta, S. A. appearing in the Annual Report on Form 10-K of Harvest Natural Resources, Inc. and its subsidiaries for the year ended December 31, 2009.
PGFA Perales, Pistone & Asociados
Caracas, Venezuela
June 28, 2010